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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              WGL HOLDINGS, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                February 7, 2000

Dear Fellow Employee,

       We are writing to ask your support of the Company's proposal to establish a holding company structure.

       The Company is seeking shareholder approval of this holding company structure at the annual meeting of shareholders on March 3, 2000. We need the affirmative vote of more than 2/3 of our outstanding shares to approve this proposal.

       If you were a shareholder of record of the Company's stock on January 13, 2000, you will soon be receiving a proxy statement and proxy card in the mail. If you hold shares of Washington Gas Light Company in the Capital Appreciation Plan or Management Savings Plan, you will also receive a proxy to vote those shares.

       You might receive a telephone call from our proxy solicitor, Morrow & Co. We have hired Morrow & Co. to help us "get out the proxy vote" for this year. They are helping us encourage everyone to send in their proxy.

       As described in detail in the proxy statement, we believe the holding company structure will provide greater opportunities for the Company to grow both its regulated and its energy related businesses. We believe this will result in a stronger company and improved value for our shareholders. This is why we are proposing this corporate organization and why we are recommending it for approval by our shareholders.

       We thank you in advance for your attention to this important matter.

                                        Sincerely,

                                        /s/ James H. DeGraffenreidt, Jr.

                                        James H. DeGraffenreidt, Jr.
                                        Chairman and Chief Executive Officer


                                        /s/ Joseph M. Schepis

                                        Joseph M. Schepis
                                        President and Chief Operating Officer

Note: The Company's proxy statement dated February 3, 2000, contains important information regarding the proposed holding company structure. Please read this proxy statement carefully. It is available from the Company's Corporate Secretary, Doug Pope (ext. 6-6395), and it can be viewed on the Securities and Exchange Commission website, http//www.sec.gov.